Exhibit 99.1

NMS Communications Announces Financial Results for the Fourth Quarter and Year Ended December 31, 2007

FRAMINGHAM, Mass.--(BUSINESS WIRE)--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of applications and platforms for value-added services in mobile telecommunications today announced financial results for the fourth quarter and the year ended December 31, 2007.

Total revenues from continuing operations for the fourth quarter of 2007 were $22.6 million, an increase of 8% compared to $20.9 million for the corresponding quarter in 2006, and an increase of 7% compared to $21.2 million for the third quarter of 2007. Loss from continuing operations for the fourth quarter of 2007 was $(0.7) million, or $(0.02) per share, compared to a loss from continuing operations of $(6.9) million, or $(0.16) per share, for the fourth quarter of 2006. Net income for the fourth quarter of 2007 was $0.5 million, or $0.01 per share, which includes a gain on the sale of NMS’ Network Infrastructure Division (“NI” or “AccessGate”) of $1.7 million, and a loss from discontinued NI operations of $(0.5) million, an improvement compared to a net loss of $(8.9) million, or $(0.21) per share, for the fourth quarter of 2006.

Non-GAAP income from continuing operations was $0.8 million, or $0.02 per share, for the fourth quarter of 2007, compared to a non-GAAP loss from continuing operations of $(5.4) million, or $(0.12) per share, in the fourth quarter of 2006. A complete reconciliation between net income (loss) and earnings (loss) per share on a GAAP basis and a non-GAAP basis is provided in the financial tables at the end of this release.

Total revenues from continuing operations for the year ended December 31, 2007 were $82.3 million, a decrease of 14% compared to $96.0 million for the year ended December 31, 2006. Loss from continuing operations for the year ended December 31, 2007 was $(8.7) million, or $(0.20) per share, compared to a loss from continuing operations for the full year ended December 31, 2006 of $(8.1) million, or $(0.17) per share. Net loss for the year ended December 31, 2007 was $(9.2) million or $(0.21) per share, compared to a GAAP net loss of $(15.8) million, or $(0.33) per share, for the year ended December 31, 2006.

Non-GAAP loss from continuing operations for the year ended December 31, 2007 was $(2.5) million, or $(0.06) per share, compared to non-GAAP loss from continuing operations of $(2.3) million, or $(0.05) per share, for the year ended December 31, 2006.

Cash, cash equivalents and marketable securities balances totaled $30.2 million on December 31, 2007, including $1.8 million of Verso Technologies, Inc. common stock, compared to $28.3 million at the end of the previous quarter and $32.3 million on December 31, 2006.

Business Perspective

"We are pleased with the progress we made during the fourth quarter on our strategic initiatives as well as with the gains we made toward improved financial performance. During the quarter, we completed the sale of our AccessGate™ business, enabling us to focus our resources on our two strategic divisions: the NMS Communications division (formerly called our Communications Platforms division) and the LiveWire Mobile division. The quarter was highlighted by continued strong growth for LiveWire Mobile, as well as sequential top line growth and strong contribution margin from the NMS Communications business. Based on the solid revenue performance, combined with our ongoing spending controls, we were able to achieve non-GAAP profitability from continuing operations in the fourth quarter,” said Bob Schechter, NMS Communications Corporation Chairman and CEO.

"The NMS Communications business achieved sequential growth, strong gross margins, and contribution margins in excess of 25%, and the business continued to make good progress with new customers building exciting new applications. We are pleased, for example, to have delivered Asia Pacific’s first VideoSMS Application in conjunction with our partner, NGC Systems. This application has been deployed by Malaysia’s largest mobile communications provider, Maxis Communications Bhd, as the Maxis Video Avatar service, and is a great example of the kind of next generation multimedia services made possible by our technology platforms,” Schechter continued.

“Revenues from the LiveWire Mobile business grew 49% for the full year, driven by global subscribers now exceeding 7 million, an increase of 129% during 2007. We recently launched VirginMobile USA as a managed services customer and we are on track to close another managed services deal within the first quarter of 2008. We have a growing pipeline of managed service opportunities and are very pleased with the performance of this business and its outlook for the coming year. We believe the transition to a managed services model will provide us with increased revenue visibility and predictability as well as greater long term value per subscriber.

During 2007, we reorganized in order to focus on value creation in each of our two businesses, and we are seeing positive results from those actions. We are excited about the growth prospects for our LiveWire Mobile business, which we believe is in the early stages of a large, long-term opportunity. At the same time, our NMS Communications business is positioned for more moderate growth over the long term while continuing to generate strong levels of profitability. We remain committed to growing shareholder value through each of our two divisions and believe our 2007 actions and fourth quarter results are a solid step in this direction,” Schechter concluded.

On December 24, 2007, NMS Communications announced the sale of its AccessGate™ division to Verso Technologies, Inc. (NASDAQ: VRSO - News) for total consideration of $850,000 of cash and 5,374,033 shares of Verso common stock (valued at $1.8 million as of December 31, 2007). AccessGate™ revenues and expenses are reported on a net basis in discontinued operations, and therefore have been excluded from continuing operations in all reported periods.

Guidance

The Company’s current expectation for 2008 full year revenues is for growth of approximately 40% - 45% in the LiveWire Mobile business over 2007, and revenues that are about flat for the NMS Communications business. We currently expect to be modestly profitable for the year on a non-GAAP basis, with continued strong contribution margins in the NMS Communications business, while moving toward the achievement of profitable operations in the first half of 2009 for the LiveWire Mobile business.

We currently expect first quarter of 2008 revenues to be higher than revenues from continuing operations in the first quarter of 2007, but down approximately 10% – 15% from fourth quarter 2007 levels due to seasonal softness. In addition, the timing of revenue recognition from the capital expenditure portion of the LiveWire Mobile business can add an element of variability in quarterly performance. On a non-GAAP basis, we currently expect to incur a modest operating loss for the first quarter of 2008.

NMS Conference Call Web Cast

NMS Communications Corporation issues web casts for its conference calls to assure the broad dissemination of information in real time. The fourth quarter 2007 conference call, which is scheduled for 5:00 p.m. ET today, February 7, 2008, will be available live via the Internet by accessing the NMS web site at http://www.nmss.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.

A replay will be available on the website at http://ir.nmscommunications.com/events.cfm, or you may listen to the replay by calling 719-457-0820 and entering the pass code 2643799. The replay will be available from 8:00 p.m. ET, Thursday, February 7, 2008 until Midnight, Wednesday, February 13, 2008.

About NMS Communications Corporation

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements about our expected future financial and operating performance and demand for and performance of our products and growth opportunities. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2006. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

Use of Non-GAAP Financial Measures

In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP income (loss) from continuing operations, non-GAAP net income (loss) and non-GAAP earnings (loss) per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes the use of non-GAAP measures in addition to GAAP measures is an additional useful method of evaluating it results of operations. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, the Company has excluded stock-based compensation and amortization of acquired intangible assets from its non-GAAP financial measures. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

NMS Communications, LiveWire Mobile and MyCaller are trademarks of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

NMS COMMUNICATIONS CORPORATION
Consolidated Statements of Operations
(In $000's except per share data)
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,

	2007	2006	2007	2006

Revenues	$22,559	$20,903	$82,332	$95,973

Cost of revenues	8,314	7,793	31,445	33,063

Gross profit	14,245	13,110	50,887	62,910
	63%	63%	62%	66%
Operating expenses:
Selling, general and administrative	10,571	10,525	41,620	44,269
Research and development	4,550	5,130	18,200	21,798
Restructuring		4,161	-	5,469
Total operating expenses	15,121	19,816	59,820	71,536

Operating loss	(876)	(6,706)	(8,933)	(8,626)

Other income, net	181	25	544	944

Loss from continuing operations before income taxes	(695)	(6,681)	(8,389)	(7,682)

Income tax expense (benefit)	(13)	204	306	377

Loss from continuing operations	$(682)	$(6,885)	$(8,695)	$(8,059)

Loss from discontinued operations (net of income tax benefit of $17, $34, $90 and $139, respectively)	(525)	(2,050)	(2,202)	(7,692)

Gain on disposal of discontinued operations (net of income tax expense of $6)	1,661	-	1,661	-

Net income (loss)	$454	$(8,935)	$(9,236)	$(15,751)

Net loss per common share from continuing operations
Basic	$(0.02)	$(0.16)	$(0.20)	$(0.17)
Diluted	$(0.02)	$(0.16)	$(0.20)	$(0.17)

Net income (loss) per common share
Basic	$0.01	$(0.21)	$(0.21)	$(0.33)
Diluted	$0.01	$(0.21)	$(0.21)	$(0.33)

Shares used in net income (loss) per common share - basic	44,146	43,160	43,953	48,467
Shares used in net income (loss) per common share - diluted	44,540	43,160	43,953	48,467
NMS COMMUNICATIONS CORPORATION
Condensed Consolidated Balance Sheet
(In $000)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$20,179	$25,176
Marketable securities	9,993	7,082
Accounts receivable, net of allowance for uncollectable accounts of $113 and $829, respectively	13,642	13,270
Inventories	2,720	3,649
Prepaid expenses and other assets	3,412	3,100
Total current assets	49,946	52,277

Property and equipment, net	5,096	6,625
Goodwill	5,427	5,469
Other intangible assets, net	4,185	3,782
Other assets	2,964	1,177
Total assets	$67,618	$69,330

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,838	$3,849
Accrued expenses and other liabilities	7,368	5,952
Accrued restructuring	939	2,228
Deferred revenue	3,414	4,431
Total current liabilities	18,559	16,460
Accrued restructuring	1,811	2,104
Accrued warranty expense	171	122
Total liabilities	20,541	18,686
Stockholders' equity	47,077	50,644
Total liabilities and stockholders' equity	$67,618	$69,330
NMS COMMUNICATIONS CORPORATION
Reconciliation of Consolidated Statements of Operations to Non-GAAP Results
(In $000's except per share data)
(Unaudited)

	For the Three Months Ended
	December 31,
	2007						2006
	GAAP Results	(a)	Adjustments to GAAP Results		Non-GAAP Results	(b)	GAAP Results	(a)	Adjustments to GAAP Results		Non-GAAP Results	(b)

Revenues	$22,559				$22,559		$20,903				$20,903

Cost of revenues	8,314		(293)	(c,d)	8,021		7,793		(362)	(c,d)	7,431

Gross profit	14,245		293		14,538		13,110		362		13,472
	63%				64%		63%				64%
Operating expenses:
Selling, general and administrative	10,571		(1,139)	(c,d)	9,432		10,525		(1,089)	(c,d)	9,436
Research and development	4,550		(66)	(c)	4,484		5,130		(61)	(c)	5,069
Restructuring	-		-		-		4,161		-		4,161
Total operating expenses	15,121		(1,205)		13,916		19,816		(1,150)		18,666

Operating income (loss)	(876)		1,498		622		(6,706)		1,512		(5,194)

Other income, net	181		-		181		25		-		25

Income (loss) from continuing operations before income taxes	(695)		1,498		803		(6,681)		1,512		(5,169)

Income tax expense (benefit)	(13)		-		(13)		204		-		204

Income (loss) from continuing operations	$(682)		$1,498		$816		$(6,885)		$1,512		$(5,373)

Loss from discontinued operations (net of income tax benefit of $17 and $34, respectively)	(525)		-		(525)		(2,050)		-		(2,050)

Gain on disposal of discontinued operations (net of income tax expense of $6)	1,661		-		1,661		-		-		-

Net income (loss)	$454		$1,498		$1,952		$(8,935)		$1,512		$(7,423)

Net income (loss) per common share from continuing operations
Basic	$(0.02)				$0.02		$(0.16)				$(0.12)
Diluted	$(0.02)				$0.02		$(0.16)				$(0.12)

Net income (loss) per common share
Basic	$0.01				$0.04		$(0.21)				$(0.17)
Diluted	$0.01				$0.04		$(0.21)				$(0.17)

Shares used in net income (loss) per common share - basic	44,146				44,146		43,160				43,160
Shares used in net income (loss) per common share - diluted	44,540				44,540		43,160				43,160

(a) The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(b) The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.
(c) Stock-based compensation expense

(d) Amortization of acquired intangible assets was $238 and $308 in 2007 and 2006, respectively, in cost of revenue.
Amortization of acquired intangible assets was $56 and $58 in 2007 and 2006, respectively, in selling, general and administrative costs.

NMS COMMUNICATIONS CORPORATION
Reconciliation of Consolidated Statements of Operations to Non-GAAP Results
(In $000's except per share data)
(Unaudited)

	For the Twelve Months Ended
	December 31,
	2007						2006
	GAAP Results	(a)	Adjust-ments to GAAP Results		Non-GAAP Results	(b)	GAAP Results	(a)	Adjust-ments to GAAP Results		Non-GAAP Results	(b)

Revenues	$82,332				$82,332		$95,973				$95,973

Cost of revenues	31,445		(1,213)	(c,d)	30,232		33,063		(1,217)	(c,d)	31,846

Gross profit	50,887		1,213		52,100		62,910		1,217		64,127
	62%				63%		66%				67%
Operating expenses:
Selling, general and administrative	41,620		(4,616)	(c,d)	37,004		44,269		(4,344)	(c,d)	39,925
Research and development	18,200		(373)	(c)	17,827		21,798		(245)	(c)	21,553
Restructuring	-				-		5,469		-		5,469
Total operating expenses	59,820		(4,989)		54,831		71,536		(4,589)		66,947

Operating loss	(8,933)		6,202		(2,731)		(8,626)		5,806		(2,820)

Other income, net	544				544		944				944

Loss from continuing operations before income taxes	(8,389)		6,202		(2,187)		(7,682)		5,806		(1,876)

Income tax expense	306				306		377				377

Loss from continuing operations	$(8,695)		$6,202		$(2,493)		$(8,059)		$5,806		$(2,253)

Loss from discontinued operations (net of income tax benefit of $90 and $139, respectively)	(2,202)		-		(2,202)		(7,692)		-		(7,692)

Gain on disposal of discontinued operations (net of income tax expense of $6)	1,661		-		1,661		-		-		-

Net loss	$(9,236)		$6,202		$(3,034)		$(15,751)		$5,806		$(9,945)

Net loss per common share from continuing operations
Basic	$(0.20)				$(0.06)		$(0.17)				$(0.05)
Diluted	$(0.20)				$(0.06)		$(0.17)				$(0.05)

Net loss per common share
Basic	$(0.21)				$(0.07)		$(0.33)				$(0.21)
Diluted	$(0.21)				$(0.07)		$(0.33)				$(0.21)

Shares used in net loss per common share - basic	43,953				43,953		48,467				48,467
Shares used in net loss per common share - diluted	43,953				43,953		48,467				48,467

(a)The Unaudited Consolidated Statement of Operations, prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(b)The Unaudited Consolidated Statement of Operations, presented on a basis other than GAAP, is intended to enhance the reader's understanding of the Company's results from operations.
(c)Stock-based compensation expense

(d)Amortization of acquired intangible assets was $950 and $1,026 in 2007 and 2006, respectively, in cost of revenue.
Amortization of acquired intangible assets was $218 and $192 in 2007 and 2006, respectively, in selling, general and administrative costs.

CONTACT:
NMS Communications
Herb Shumway, 508-271-1481
CFO
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, 203-682-8273
SVP
Staci.Mortenson@icrinc.com